SECTION 16 REPORTS

                              CONFIRMING STATEMENT


         This statement confirms that the undersigned, Ann C. Menard, has authorized and designated LISA PENA (the "Agent") to execute and file on the undersigned's behalf the Form ID Application and all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of THE MACERICH COMPANY (the "Corporation"). The authority of the Agent under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Agent is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



Date: March 1, 2018              Signature: /s/ Ann C. Menard
                                             ----------------------------
                                             Ann C. Menard